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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): December 13, 2001



                               SL INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)


New Jersey                             1-4987                   21-0682685
(STATE OR OTHER JURISDICTION OF     (COMMISSION             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)      FILE NUMBER)         IDENTIFICATION NUMBER)

                         520 Fellowship Road, Suite A114
                         Mount Laurel, New Jersey 08054
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                                 (856) 727-1500
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
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ITEM 5.  OTHER EVENTS.

         SL Industries, Inc. (the "Company") recently revised its revolving credit facility with its bank lenders. The revisions to the credit facility include, among other things, a replacement of the financial covenants, a reduction in the size of the facility, an acceleration of the maturity date to December 31, 2002, and a pledge of additional collateral.

         The Company also obtained a waiver from its bank lenders, effective for the quarter ended September 30, 2001, with respect to its default for noncompliance with the financial covenants in the revolving credit facility as then in effect. Management anticipates that the Company will be in compliance with the quarterly financial covenants in the revised credit facility at December 31, 2001, and during each of the quarters in fiscal year 2002.

         On December 20, 2001, the Company issued a press release to announce the revision of the revolving credit facility.

         A copy of the revised credit facility appears as Exhibit 10 to this report, and a copy of the press release appears as Exhibit 99 to this Report. The Exhibits are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      The following are filed as Exhibits to this Report:

Exhibit Number    Description

         10 Form of Second Amended and Restated Credit Agreement dated as of December 13, 2001 among SL Industries, Inc., Mellon Bank, N.A., as Agent, and certain other persons.

         99       Press Release dated December 20, 2001.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mount Laurel, State of New Jersey, on the 21st day of December, 2001.

                                            SL INDUSTRIES, INC.


                                            By: /s/ David R. Nuzzo
                                               ---------------------------------
                                                  David R. Nuzzo
                                                  Vice President Finance and
                                                  Administration
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                                  EXHIBIT INDEX

Exhibit Number    Description

         10 Form of Second Amended and Restated Credit Agreement dated as of December 13, 2001 among SL Industries, Inc., Mellon Bank, N.A., as Agent, and certain other persons.

         99       Press Release dated December 20, 2001.